Exhibit 3(i).5

Filed in the Office of	Business Number E0833272007-9
F V Aguilar	Filing Number 20232879681

Secretary of State	Filed On 1/12/2023 2:09:00 PM
State of Nevada	Number of Pages 3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

YouneeqAI Technical Services, Inc.

	Entity or Nevada Business Identification Number (NVID):	NV20071461285

2. Restated or	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
Amended and	☐ Restated Articles - No amendments; articles are restated only and are signed by an
Restated Articles:	officer of the corporation who has been authorized to execute the certificate by
(Select one)	resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended
(If amending and	to the date of the certificate.
restating only, complete	☐ Amended and Restated Articles
section 1,2 3, 5 and 6)	* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before
Amendment Filing	Issuance of Stock)
Being Completed:	The undersigned declare that they constitute at least two-thirds of the following:
(Select only one box)

(If amending, complete	(Check only one box)	☐ incorporators	☐ board of directors
section 1,3, 5 and 6.)	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and
78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69%

☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
	☐ The entity name has been amended.		☐ Dissolution
	☐ The purpose of the entity has been amended.		☐ Merger
	☐ The authorized shares have been amended.		☐ Conversion
☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 1/1/2019

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date:	1/12/2023	Time:
(must not be later than 90 days after the certificate is filed)

5. Information Being	Indicate the changes to take effect with this filing:
Changed: (Domestic	☐ The entity name has been amended.
corporations only)	☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
X Other.
The articles have been amended as follows: (provide article numbers, if available)

Please see Exhibit A attached hereto.

(attach additional page(s) if necessary)

6. Signature:	X	/s/ Murray Galbraith	President
(Required)	Signature of Officer or Authorized Signer	Title
X
Signature of Officer or Authorized Signer	Title
*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page2 of 2 Revised: 1/1/2019

Exhibit A

The following reverse split is hereby rescinded and cancelled and shall be deleted as ineffective from the articles:

Each share of issued and outstanding Common Stock as of a record date of October 14, 2022, is reverse split on a one-for-three basis on October 15, 2022 at 9 AM EST, such that each old share represents 1/3 of a new share. A surrender of the old share certificate is not required to be made by each shareholder, and the stockholder records will be automatically adjusted to reflect the reverse split. Fractional Shares shall be rounded up to the next whole share. Fractional shares will be rounded up to the next whole share in beneficial owner’s names. (The effective dates may be amended and extended by Board action in the event of delays in approval by Finra.)